Exhibit 99.2
SERVICE PROPERTIES TRUST
Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

On September 18, 2025, Service Properties Trust, or SVC, sold eight hotels with a total of 1,041 keys located in four states for a combined sales price of $20.3 million, excluding closing costs, pursuant to an agreement that SVC previously entered into to sell 15 hotels with a total of 1,931 keys for a combined sales price of $108.5 million, excluding closing costs, or the 15 Hotel Sale Portfolio. The sale of these eight hotels constitutes a significant disposition of assets. SVC remains under agreement to sell the remaining seven hotels with a total of 890 keys for a combined sales price of $88.2 million, excluding closing costs.

The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2025 reflects SVC's financial position as if the eight hotels in the 15 Hotel Sale Portfolio sold on September 18, 2025 were completed as of June 30, 2025. The following unaudited pro forma condensed consolidated statements of loss for the year ended December 31, 2024 and for the six months ended June 30, 2025 reflect SVC's results of operations as if the eight hotels in the 15 Hotel Sale Portfolio sold on September 18, 2025 were completed on January 1, 2024. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with (i) SVC's unaudited condensed consolidated financial statements for the three and six months ended June 30, 2025, and the notes thereto, included in SVC's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or SEC, on August 5, 2025, and (ii) SVC's consolidated financial statements for the year ended December 31, 2024, and the notes thereto, included in SVC's Annual Report on Form 10-K filed with the SEC on February 26, 2025.

These unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and are not necessarily indicative of SVC's expected financial position or results of operations for any future period. Differences could result from numerous factors, including future changes in SVC's portfolio of investments, capital structure, property level operating expenses and revenues, including returns received from SVC’s hotels or rents expected to be received pursuant to SVC's existing leases or leases SVC may enter into, changes in interest rates and other reasons. Actual future results are likely to be different from amounts presented in these unaudited pro forma condensed consolidated financial statements and such differences may be significant. In the opinion of management, all adjustments necessary to reflect, in all material respects, the effects of eight hotels sold to date have been included.

SERVICE PROPERTIES TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
June 30, 2025
(dollars in thousands, except per share data)

	Historical	Transaction Accounting Adjustments	Pro Forma
	(A)	(B)
ASSETS
Real estate properties:
Land	$1,735,709	$—	$1,735,709
Buildings, improvements and equipment	6,115,921	—	6,115,921
Total real estate properties, gross	7,851,630	—	7,851,630
Accumulated depreciation	(2,400,670)	—	(2,400,670)
Total real estate properties, net	5,450,960	—	5,450,960
Acquired real estate leases and other intangibles, net	100,481	—	100,481
Assets of properties held for sale	849,100	(46,668)	802,432
Cash and cash equivalents	63,176	16,948	80,124
Restricted cash	22,855	—	22,855
Equity method investment	111,653	—	111,653
Due from related persons	29,219	1,041	30,260
Other assets, net	305,068	—	305,068
Total assets	$6,932,512	$(28,679)	$6,903,833

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured debt, net	$4,026,768	$—	$4,026,768
Secured debt, net	1,692,494	—	1,692,494
Accounts payable and other liabilities	496,822	—	496,822
Due to related persons	13,941	—	13,941
Liabilities of properties held for sale	6,543	(3)	6,540
Total liabilities	6,236,568	(3)	6,236,565

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 166,860,830 shares issued and outstanding	1,669	—	1,669
Additional paid in capital	4,562,021	—	4,562,021
Cumulative other comprehensive income	2,173	—	2,173
Cumulative net income	2,040,380	(28,676)	2,011,704
Cumulative common distributions	(5,910,299)	—	(5,910,299)
Total shareholders’ equity	695,944	(28,676)	667,268
Total liabilities and shareholders’ equity	$6,932,512	$(28,679)	$6,903,833
The accompanying notes are an integral part of these unaudited proforma condensed consolidated financial statements.

SERVICE PROPERTIES TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF LOSS
For the Year Ended December 31, 2024
(amounts in thousands, except per share data)

	Historical	Transaction Accounting Adjustments		Pro Forma
	(A)
Revenues:
Hotel operating revenues	$1,496,705	$(34,839)	(B)	$1,461,866
Rental income	400,223	—		400,223
Total revenues	1,896,928	(34,839)		1,862,089

Expenses:
Hotel operating expenses	1,274,153	(29,400)	(B)	1,244,753
Net lease operating expenses	19,817	—		19,817
Depreciation and amortization	371,786	(6,135)	(B)	365,651
General and administrative	40,239	—		40,239
Transaction related costs	6,894	—		6,894
Loss on asset impairment, net	56,212	—		56,212
Total expenses	1,769,101	(35,535)		1,733,566

Gain (loss) on sale of real estate, net	6,269	(28,676)	(C)	(22,407)
Interest income	4,052	—		4,052
Interest expense	(383,792)	—		(383,792)
Loss on early extinguishment of debt, net	(16,181)	—		(16,181)
Loss before income tax expense and equity in losses of an investee	(261,825)	(27,980)		(289,805)
Income tax expense	(1,402)	—		(1,402)
Equity in losses of an investee	(12,299)	—		(12,299)
Net loss	$(275,526)	$(27,980)		$(303,506)

Weighted average common shares outstanding (basic and diluted)	165,338			165,338

Net loss per common share (basic and diluted)	$(1.67)			$(1.84)
The accompanying notes are an integral part of these unaudited proforma condensed consolidated financial statements.

SERVICE PROPERTIES TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF LOSS
For the Six Months Ended June 30, 2025
(amounts in thousands, except per share data)

	Historical	Transaction Accounting Adjustments		Pro Forma
	(A)
Revenues:
Hotel operating revenues	$739,368	$(17,284)	(B)	$722,084
Rental income	199,247	—		199,247
Total revenues	938,615	(17,284)		921,331

Expenses:
Hotel operating expenses	634,753	(14,550)	(B)	620,203
Net lease operating expenses	11,067	—		11,067
Depreciation and amortization	164,130	(2,037)	(B)	162,093
General and administrative	19,774	—		19,774
Transaction related costs	1,456	—		1,456
Loss on asset impairment	54,721	—		54,721
Total expenses	885,901	(16,587)		869,314

Gain on sale of real estate, net	590	—		590
Interest income	2,071	—		2,071
Interest expense	(204,196)	—		(204,196)
Loss before income tax expense and equity in losses of an investee	(148,821)	(697)		(149,518)
Income tax expense	(1,300)	—		(1,300)
Equity in losses of an investee	(4,473)	—		(4,473)
Net loss	$(154,594)	$(697)		$(155,291)

Weighted average common shares outstanding (basic and diluted)	165,679			165,679

Net loss per common share (basic and diluted)	$(0.93)			$(0.94)
The accompanying notes are an integral part of these unaudited proforma condensed consolidated financial statements.

SERVICE PROPERTIES TRUST
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)

Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet
(A)    Represents SVC’s historical condensed consolidated balance sheet as of June 30, 2025, which was derived from SVC’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.
(B)    Represents the removal of the assets and liabilities associated with eight of the hotels in the 15 Hotel Sale Portfolio sold to date. The transaction accounting adjustments are as follows:

Assets of properties held for sale	$46,668
Working capital(1)	(1,041)
Liabilities of properties held for sale	(3)
Net book value	$45,624

Gross sales price	$20,250
Estimated closing costs(2)	(3,302)
Estimated net proceeds	16,948
Net book value	(45,624)
Cumulative net income adjustment	$(28,676)
(1)    Represents working capital due from Sonesta International Hotels Corporation when hotels are sold.
(2)    Represents estimated closing costs including broker’s commissions, legal fees, transfer and recording fees and other customary closing costs directly attributable to the sale of eight of the hotels in the 15 Hotel Sale Portfolio.
Adjustments to Unaudited Pro Forma Condensed Consolidated Statements Loss
Year Ended December 31, 2024
(A)    Represents SVC’s historical consolidated statement of loss for the year ended December 31, 2024, which was derived from SVC’s Annual Report on Form 10-K for the year ended December 31, 2024.
(B)    Represents the removal of the historical revenues and expenses for the year ended December 31, 2024, of eight of the hotels in the 15 Hotel Sale Portfolio sold to date.
(C)    Represents the estimated loss on sale of eight of the hotels in the 15 Hotel Sale Portfolio sold to date, calculated as the estimated net proceeds of $16,948 less the net book value of the assets of $45,624, both as described in Note B of the adjustments to the unaudited pro forma condensed consolidated balance sheet.
Six Months Ended June 30, 2025
(A)    Represents SVC’s historical condensed consolidated statement of loss for the six months ended June 30, 2025, which was derived from SVC’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.
(B)    Represents the removal of the historical revenues and expenses for the six months ended June 30, 2025, of eight of the hotels in the 15 Hotel Sale Portfolio sold to date.